Exhibit 23.1

McGladrey & Pullen

Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Parke Bancorp, Inc. of our report dated March 25, 2008 relating to our audit of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania

March 2, 2009